As filed with the Securities and Exchange Commission on August 8, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

C&J Energy Services, Inc.*

(Exact name of Registrant as specified in its charter)

Delaware	20-5673219
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10375 Richmond Avenue, Suite 1910

Houston, Texas 77042

(713) 260-9900

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Theodore R. Moore

Vice President-General Counsel

10375 Richmond Avenue, Suite 1910

Houston, Texas 77042

(713) 260-9900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen M. Gill

David P. Oelman

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002-6760

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered / Proposed Maximum Offering Price per Security / Proposed Maximum Aggregate Offering Price / Amount of Registration Fee(1)	Amount of Registration Fee(6)
Debt Securities(2)
Preferred Stock, par value $0.01 per share(2)
Common Stock, par value $0.01 per share(2)
Depositary Shares(2)(3)
Warrants
Guarantee of Debt Securities(4)
Total	$500,000,000.00(5)

(1)	There is being registered hereunder such indeterminate number or amount of debt securities, preferred stock, common stock, depositary shares and warrants as may from time to time be issued by the registrant at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	No separate consideration will be received for any securities being registered that are issued in exchange for, or upon conversion or exercise of, debt securities, preferred stock or depositary shares being registered hereunder.
(3)	The depositary shares being registered will be evidenced by depositary receipts issued under a depositary agreement. If C&J Energy Services, Inc. elects to offer fractional interests in shares of preferred stock to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the shares will be issued to the depositary under the depositary agreement.
(4)	Subsidiaries of C&J Energy Services, Inc., including those named as co-registrants, may fully and unconditionally guarantee on an unsecured basis the debt securities of C&J Energy Services, Inc. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantee of the debt securities being registered.
(5)	Estimated solely for the purpose of calculating registration fees. In no event will the aggregate initial offering price of all securities offered from time to time pursuant to the prospectus included as a part of this Registration Statement exceed $500,000,000. To the extent applicable, the aggregate amount of shares of common stock registered is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act.

The proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction, II.D. of Form S-3.

(6)	In accordance with Rules 456(b) and 457(r) under the Securities Act, C&J Energy Services, Inc. is deferring payment of the SEC’s registration fee.

*ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter(1)	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employee Identification No.
C&J Spec-Rent Services, Inc.	Indiana	1389	87-0750712
Total E&S, Inc.	Indiana	1389	74-3205351
C&J VLC, LLC	Delaware	1389	45-5129989
Casedhole Holdings, Inc.	Delaware	1389	26-2434209
Casedhole Solutions, Inc.	Oklahoma	1389	86-1133430

(1)	The address and telephone number for each subsidiary guarantor registrant is 10375 Richmond Avenue, Suite 1910, Houston, Texas 77042 and (713) 260-9900.

PROSPECTUS

C&J Energy Services, Inc.

$500,000,000

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Guarantee of Debt Securities of C&J Energy Services, Inc. by:

C&J Spect-Rent Services, Inc.

Total E&S, Inc.

C&J VLC, LLC

Casedhole Holdings, Inc.

Cassedhole Solutions, Inc.

We may offer and sell the securities listed above from time to time in one or more offerings in one or more classes or series. We refer to our debt securities, preferred stock, common stock, depositary shares and warrants as the “securities.” Any debt securities we offer pursuant to this prospectus may be fully and unconditionally guaranteed by certain of our subsidiaries, including C&J Spec-Rent Services, Inc., Total E&S, Inc., C&J VLC, LLC, Casedhole Holdings, Inc. and Casedhole Solutions, Inc. This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision. Our common stock is traded on the New York Stock Exchange under the symbol “CJES.” The closing price for our common stock on August 3, 2012 was $19.33 per share.

Investing in any of our securities involves risk. Please read carefully the section entitled “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Dated August 8, 2012.

You should rely only on the information contained in this prospectus and any prospectus supplement prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information different from that contained in this prospectus and any prospectus supplement. We are offering to sell securities and seeking offers to buy securities only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, prospectus supplement or any sale of a security.

We have not taken any action to permit a public offering of the shares of common stock outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the shares of common stock and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings.

Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any pricing supplement will describe the specific terms of that offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement together with the information contained in the documents we refer to under the heading “Incorporation by Reference.”

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “C&J,” “we,” “our” or “us” are to C&J Energy Services, Inc. and its subsidiaries.

THE COMPANY

We are an independent provider of premium hydraulic fracturing, coiled tubing, pressure pumping, wireline and other complementary services with a focus on complex, technically-demanding well completions. We also manufacture and repair equipment to fulfill our internal needs as well as for third party companies in the energy services industry. We operate in what we believe to be some of the most geologically challenging and active basins and shale plays in the United States. We are in the process of acquiring additional hydraulic fracturing fleets and evaluating opportunities with existing and new customers to expand our operations into new areas throughout the United States with similarly demanding completion and stimulation requirements. For additional information about our business, operations and financial results, please read the documents listed under “Incorporation by Reference.”

WHERE YOU CAN FIND MORE INFORMATION

Each time we offer to sell securities, we will provide a prospectus supplement that will contain information about the terms of that offering. The prospectus supplement may add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, will include or refer you to all material information relating to each offering.

We file annual, quarterly and current reports, and other information with the SEC under the Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 001-35255). You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the public reference room. Our filings are also available to the public at the SEC’s website at http://www.sec.gov. In addition, documents filed by us can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10002. We maintain a website at www.cjenergy.com. On the Investor Relations page of that site, we provide access to our SEC filings free of charge as soon as reasonably practicable after filing with the SEC. The information on our website is not incorporated by reference into this prospectus and you should not consider it a part of this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “CJES.” Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 11 Wall Street, 5th Floor, New York, New York 10005.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2011;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

•	our Current Reports on Form 8-K filed on each of June 1, 2012, June 7, 2012 , June 21, 2012 and August 8, 2012; and

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the description of our common stock contained in our registration statement on Form 8-A dated July 26, 2011 (File No. 001-35255), including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of all offerings made pursuant to this prospectus and the applicable prospectus supplement also will be deemed to be incorporated herein by reference. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit). Any statements made in incorporated documents will automatically update and supersede the information contained in this prospectus and the applicable prospectus supplement, and any statements made in this prospectus update and supersede the information contained in past SEC filings incorporated by reference into this prospectus and the applicable prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus has been delivered, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings by writing or telephoning us at:

C&J Energy Services, Inc.

10375 Richmond Avenue, Suite 1910

Houston, Texas 77042

(713) 260-9900

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and other information incorporated by reference herein includes certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions that convey the uncertainty of future events or outcomes, and the negative thereof, are intended to identify forward-looking statements. Forward-looking statements, which are not generally historical in nature, include those that express a belief, expectation or intention regarding our future activities, plans and goals and our current expectations with respect to, among other things:

•	our future revenues, income and operating performance;

•	our ability to sustain or improve our margins;

•	operating cash flows and availability of capital;

•	the timing and success of future acquisitions and other special projects; and

•	future capital expenditures.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not assurances of future performance and actual results could differ materially from our historical experience and our present expectations or projections. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, expectations and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Our forward-looking statements involve significant risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include, the following, as well as those factors described under “Item 1A. Risk Factors” of our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Qs, where applicable:

•	a sustained decrease in domestic spending by the oil and natural gas exploration and production industry;

•	a decline in or substantial volatility of crude oil and natural gas commodity prices;

•	delay in or failure of delivery of our new fracturing fleets or future orders of specialized equipment;

•	the loss of or interruption in operations of one or more key suppliers;

•	overcapacity and competition in our industry;

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the incurrence of significant costs and liabilities in the future resulting from our failure to comply, or our compliance with, new or existing environmental regulations or an accidental release of hazardous substances into the environment;

•	the loss of, or inability to attract new, key management personnel;

•	the loss of, or failure to pay amounts when due by, one or more significant customers;

•	unanticipated costs, delays and other difficulties in executing our long-term growth strategy;

•	a shortage of qualified workers;

•	operating hazards inherent in our industry;

•	accidental damage to or malfunction of equipment;

•	an increase in interest rates;

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the potential inability to comply with the financial and other covenants in our debt agreements as a result of reduced revenues and financial performance or our inability to raise sufficient funds through asset sales or equity issuances should we need to raise funds though such methods; and

•	the potential failure to establish and maintain effective internal controls over financial reporting.

Should one or more of these known material risks occur, or should the underlying assumptions prove incorrect, our actual results, performance, achievements or plans could differ materially from those expressed or implied in any forward-looking statement.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors described under “Item 1A. Risk Factors” of our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and those that may be included in the applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, our ability to pay interest on, or the principal of, any debt securities, may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

ABOUT THE SUBSIDIARY GUARANTORS

Certain of our subsidiaries, which we refer to as the “Subsidiary Guarantors” in this prospectus, may fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. The Subsidiary Guarantors include: C&J Spec-Rent Services, Inc.; Total E&S, Inc.; C&J VLC, LLC; Casedhole Holdings, Inc. and Casedhole Solutions, Inc. Financial information concerning our Subsidiary Guarantors and non-guarantor subsidiaries will be included in our consolidated financial statements filed as part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.

Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. Please see “Incorporation by Reference.”

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from any sales of securities by us under this prospectus for general corporate purposes, which may include, among other things:

•	the repayment of outstanding indebtedness;

•	working capital;

•	capital expenditures; and

•	acquisitions.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest proceeds in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS

TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table contains our consolidated ratios of earnings to fixed charges and ratios of earnings to fixed charges plus preferred stock dividends for the periods indicated.

	Six months ended June 30,	Year Ended December 31,
	2012	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	61.19	42.30	3.87	0.43	1.46	1.03
Ratio of earnings to fixed charges and preferred dividends	61.19	42.30	3.87	0.43	1.46	1.03

The ratios were computed by dividing earnings by fixed charges and by fixed charges plus preferred stock dividends, respectively. For this purpose, “earnings” includes income from continuing operations before income taxes adjusted for (i) distributed income or loss from equity investees, (ii) amortization of capitalized interest and (iii) fixed charges (excluding capitalized interest). “Fixed charges” consists of interest expense (including interest capitalized during the period), amortization of deferred financing costs and the portion of rent expense we believe is representative of the interest factor.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors of such Debt Securities, if any, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

Unless the Debt Securities are guaranteed by our subsidiaries as described below, the rights of C&J and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

If specified in the prospectus supplement respecting a particular series of Debt Securities, C&J Spec-Rent Services, Inc., Total E&S, Inc., C&J VLC, LLC, Casedhole Holdings, Inc. and Casedhole Solutions, Inc. (each a “Subsidiary Guarantor”) will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series as described in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1)	the title of the Debt Securities;

(2)	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3)	whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

(4)	any limit on the aggregate principal amount of the Debt Securities;

(5)	each date on which the principal of the Debt Securities will be payable;

(6)	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7)	each place where payments on the Debt Securities will be payable;

(8)	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9)	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(10)	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11)	whether the Debt Securities are defeasible;

(12)	any addition to or change in the Events of Default;

(13)	whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14)	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15)	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of C&J Energy Services, Inc. as of August 3, 2012 consisted of 100,000,000 shares of common stock, $0.01 par value per share, of which 52,757,157 shares are issued and outstanding (including 747,479 shares of restricted stock granted to our employees and non-employee directors under the C&J Energy Services, Inc. 2012 Long-Term Incentive Plan (the “2012 LTIP”), none of which have vested), and 20,000,000 shares of preferred stock, $0.01 par value per share, of which no shares are issued and outstanding. Additionally, as of August 3, 2012, 6,717,585 shares of our common stock were issuable upon exercise of currently outstanding options, 3,357,053 of which were immediately exercisable, and an aggregate of approximately 3,543,256 shares of common stock were reserved and available for future issuance under our 2012 LTIP, respectively. Currently, none of our common stock is subject to any warrants to purchase nor are there any outstanding securities convertible into our common stock.

The following summary of the capital stock, the certificate of incorporation and the bylaws of C&J Energy Services, Inc. does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our certificate of incorporation and bylaws, which are available from us upon request. These documents have also been filed with the SEC. Please read “Incorporation by Reference.”

Common Stock

Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, will have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock, as such, are not entitled to vote on any amendment to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the General Corporation Law of the State of Delaware. Subject to preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

Our certificate of incorporation authorizes our Board of Directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock covering up to an aggregate of 20,000,000 shares. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the Board of Directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Some provisions of Delaware law, and our certificate of incorporation and our bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Certificate of Incorporation and Bylaws. Among other things, our certificate of incorporation and/or bylaws:

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establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, a stockholder’s notice must be delivered to our secretary at our principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us; provided, further, however, that in the event there was no proceeding year’s annual meeting, notice by the stockholder must be so delivered not later than the 10th day following the day on which public announcement of the date of such meeting is first made by us. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•

provide our Board of Directors the ability to authorize undesignated preferred stock. This ability makes it possible for our Board to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors may be changed only by resolution of the Board of Directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock;

•	provide that directors may be removed only for cause and only by the affirmative vote of holders of at least 80% of the voting power of our then outstanding common stock;

•	provide our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock;

•	provide that special meetings of our stockholders may only be called by the Board of Directors, the chief executive officer or the chairman of the Board; and

•	provide that our bylaws can be amended or repealed at any regular or special meeting of stockholders or by the Board of Directors.

Section 203 of the DGCL. We are governed by the “Business Combination” provisions of Section 203 of the DGCL. Section 203 prohibits a person who acquires more than 15% but less than 85% of all classes of our outstanding voting stock without the approval of our Board from thereafter merging or combining with us for a period of three years, unless such merger or combination is approved by both a two-thirds vote of the shares not owned by such person and our Board. These provisions would apply even if the proposed merger or acquisition could be considered beneficial by some stockholders.

Limitation of Liability and Indemnification Matters

Our certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our certificate of incorporation and bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and executive officers and expect to enter into indemnification agreements with each of our future directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our certificate of incorporation and the indemnification agreements facilitates our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Corporate Opportunity

Our certificate of incorporation provides that, to the fullest extent permitted by applicable law, we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may be from time to time presented to Citigroup Capital Partners II Employee Master Fund, L.P., certain private funds advised or managed by StepStone Group LLC, Energy Spectrum Partners IV LP or their affiliates or any of their respective officers, directors, agents, shareholders, members, partners, affiliates and subsidiaries (other than us and our subsidiaries) or business opportunities that such parties participate in or desire to participate in, even if the opportunity is one that we might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person shall be liable to us for breach of any fiduciary or other duty, as a director or officer or controlling stockholder or otherwise, by reason of the fact that such person pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to us unless, in the case of any such person who is our director or officer, any such business opportunity is expressly offered to such director or officer solely in his or her capacity as our director or officer.

Amended and Restated Stockholders’ Agreement

In December 2010, our equity sponsors, we and certain of our other stockholders entered into an Amended and Restated Stockholders’ Agreement, which was amended on May 12, 2011 and July 14, 2011 (as amended, the “Amended and Restated Stockholders’ Agreement”). The following members of our management are a party to the Amended and Restated Stockholders’ Agreement: Joshua E. Comstock, Randall C. McMullen, Jr., Brandon D. Simmons, William D. Driver, Bretton W. Barrier and J.P. “Pat” Winstead. The Amended and Restated Stockholders’ Agreement amends and restates the 2006 Shareholders’ Agreement. The Amended and Restated Stockholders’ Agreement, along with its amendment, has been filed with the SEC. Please read “Incorporation by Reference.”

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC acts as the transfer agent and registrar for our common stock.

Listing; Public Market

Shares of our common stock are listed on the New York Stock Exchange under the ticker symbol “CJES.” The development and maintenance of a public market for our common stock, having the desirable characteristics of depth, liquidity and orderliness, depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of shares of our common stock at any particular time may be limited, which may have an adverse effect on the price at which shares of our common stock can be sold.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. An accompanying prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized selected provisions of the depositary agreement and the depositary receipts. The form of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC in connection with any offering of depositary shares, and you should read those documents for the full legal text of the matters described in this section and in the prospectus supplement relating to the issue and for provisions that may be important to you. See “Incorporation by Reference” above for information on how to obtain copies of these documents.

The particular terms of any issue of depositary shares will be described in the prospectus supplement relating to the issue. Those terms may vary from the terms described in this section. As you read this section, please remember that the specific terms of your depositary shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your depositary shares.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. If, however, the depositary determines that it is not feasible to make the distribution of property, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders of the preferred stock.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the depositary and us. Any amendment that materially and adversely alters the rights of the holders of depositary shares will not, however, be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the depositary or us only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other taxes (including transfer taxes) and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be at the expense of those holders.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and meeting certain combined capital surplus requirements.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with Debt Securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

(1)	the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

(2)	the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3)	United States federal income tax consequences applicable to the warrants;

(4)	the amount of the warrants outstanding as of the most recent practicable date; and

(5)	any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, (3) through agents or (4) a combination of any of these methods. The prospectus supplement will set forth the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds we will receive from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. The underwriters may change from time to time the public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of these securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. may also sell the securities through agents we designate from time to time. In addition, we may offer securities through at-the-market transactions. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from selected types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with firms, agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the firms, agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Each series of offered securities will be a new issue, and other than our common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

FINRA Conduct Rules

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933.

LEGAL

Certain legal matters in connection with the securities will be passed upon by Vinson & Elkins L.L.P, Houston, Texas, as our counsel. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements of C&J Energy Services, Inc. as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2011 have been audited by UHY LLP, an independent registered public accounting firm, as stated in their report appearing herein, and are included herein in reliance on the authority of that firm as experts in accounting and auditing.

The consolidated financial statements of Casedhole Holdings, Inc. and subsidiary as of December 31, 2011 and 2010, and for the years ended December 31, 2011, 2010 and 2009 have been audited by Hein & Associates LLP, an independent registered public accounting firm, and have been incorporated in this prospectus by reference to our Current Report on Form 8-K, as filed with the SEC on August 8, 2012.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby:

FINRA filing fee		$75,500
Securities and Exchange Commission registration fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and engraving expenses	$	*
Rating agency fees	$	*
Miscellaneous	$	*
TOTAL	$	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The certificate of incorporation and bylaws of C&J Energy Services, Inc. (the “Company”) provide that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of the Company. As permitted by the DGCL, the certificate of incorporation provides that directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

ITEM 16.	Exhibits and Financial Statement Schedules

(a) Exhibits. The following documents are filed as exhibits to this registration:

Exhibit Number	Exhibit Title

1.1**	Form of Underwriting Agreement

4.1	Form of Stock Certificate (incorporated herein by reference to Exhibit 4.1 to C&J Energy Services, Inc.’s Registration Statement on Form S-1/A, dated May 12, 2011 (Registration No. 333-173177).

4.2	Amended and Restated Stockholders Agreement of C&J Energy Services, Inc. dated as of December 23, 2010 (incorporated herein by reference to Exhibit 10.15 to the C&J Energy Services, Inc.’s Registration Statement on Form S-1, dated March 30, 2011 (Registration No. 333-173177)).

4.3	First Amendment to the Amended and Restated Stockholders Agreement of C&J Energy Services, Inc. dated as of May 12, 2011 (incorporated herein by reference to Exhibit 10.16 to Amendment No. 2 to the C&J Energy Services, Inc’s Registration Statement on Form S-1/A, dated May 18, 2011 (Registration No. 333-173177)).

4.4	Registration Rights Agreement, dated December 23, 2010, among C&J Energy Services, Inc., certain of our stockholders and FBR Capital Markets & Co. (incorporated herein by reference to Exhibit 10.17 to the C&J Energy Services, Inc.’s Registration Statement on Form S-1, dated March 30, 2011 (Registration No. 333-173177)).

4.5	Second Amendment to Amended and Restated Stockholders Agreement of C&J Energy Services, Inc. dated July 14, 2011 (incorporated herein by reference to Exhibit 10.19 to the C&J Energy Services, Inc’s Registration Statement on Form S-1, dated July 18, 2011 (Registration No. 333-173177)).

4.6*	Form of Senior Indenture

4.7*	Form of Subordinated Indenture

4.8**	Form of Warrant Agreement

4.9**	Form of Depository Agreement

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Dividends

23.1*	Consent of UHY LLP, independent registered public accounting firm.

23.2*	Consent of Hein & Associates LLP, independent registered public accounting firm.

23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture.

25.2**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture.

*	Filed herewith.
**	C&J will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities or preferred stock, (iii) any additional required opinion of counsel to C&J as to the legality of the securities offered hereby, (iv) any required opinion of counsel to C&J as to certain tax matters relative to securities offered hereby or (v) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee under the Senior Indenture or the Subordinated Indenture.

(b) Financial Statement Schedules

No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.

(c) Reports, Opinions, and Appraisals

The following reports, opinions, and appraisals are included herein: None.

ITEM 17.	Undertakings

Each undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),

(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of either registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

8. To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on August 8, 2012.

C&J ENERGY SERVICES, INC.

By:	/s/ Joshua E. Comstock
Name:	Joshua E. Comstock
Title:	Chief Executive Officer, President and Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall C. McMullen, Jr. and Theodore R. Moore, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joshua E. Comstock Joshua E. Comstock	Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)	August 8, 2012

/s/ Randall C. McMullen, Jr. Randall C. McMullen, Jr.	Executive Vice President, Chief Financial Officer, Treasurer and Director (principal financial officer)	August 8, 2012

/s/ Mark C. Cashiola Mark C. Cashiola	Vice President—Controller (principal accounting officer)	August 8, 2012

/s Darren M. Friedman Darren M. Friedman	Director	August 8, 2012

/s/ James P. Benson James P. Benson	Director	August 8, 2012

/s/ Michael Roemer Michael Roemer	Director	August 8, 2012

/s/ H. H. “Tripp” Wommack, III H. H. “Tripp” Wommack, III	Director	August 8, 2012

/s/ C. James Stewart, III C. James Stewart, III	Director	August 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 8, 2012.

C&J SPEC-RENT SERVICES, INC. TOTAL E&S, INC. CASEDHOLE HOLDINGS, INC. CASEDHOLE SOLUTIONS, INC.

By:	/s/ Joshua E. Comstock
Name: Joshua E. Comstock
Title: Chief Executive Officer

C&J VLC, LLC

By:	C&J Spec-Rent Services, Inc., its sole member

By:	/s/ Joshua E. Comstock
Name: Joshua E. Comstock
Title: Chief Executive Officer

Exhibit Number	Exhibit Title

1.1**	Form of Underwriting Agreement

4.1	Form of Stock Certificate (incorporated herein by reference to Exhibit 4.1 to C&J Energy Services, Inc.’s Registration Statement on Form S-1/A, dated May 12, 2011 (Registration No. 333-173177).

4.2	Amended and Restated Stockholders Agreement of C&J Energy Services, Inc. dated as of December 23, 2010 (incorporated herein by reference to Exhibit 10.15 to the C&J Energy Services, Inc.’s Registration Statement on Form S-1, dated March 30, 2011 (Registration No. 333-173177)).

4.3	First Amendment to the Amended and Restated Stockholders Agreement of C&J Energy Services, Inc. dated as of May 12, 2011 (incorporated herein by reference to Exhibit 10.16 to Amendment No. 2 to the C&J Energy Services, Inc’s Registration Statement on Form S-1/A, dated May 18, 2011 (Registration No. 333-173177)).

4.4	Registration Rights Agreement, dated December 23, 2010, among C&J Energy Services, Inc., certain of our stockholders and FBR Capital Markets & Co. (incorporated herein by reference to Exhibit 10.17 to the C&J Energy Services, Inc.’s Registration Statement on Form S-1, dated March 30, 2011 (Registration No. 333-173177)).

4.5	Second Amendment to Amended and Restated Stockholders Agreement of C&J Energy Services, Inc. dated July 14, 2011 (incorporated herein by reference to Exhibit 10.19 to the C&J Energy Services, Inc’s Registration Statement on Form S-1, dated July 18, 2011 (Registration No. 333-173177)).

4.6*	Form of Senior Indenture

4.7*	Form of Subordinated Indenture

4.8**	Form of Warrant Agreement

4.9**	Form of Depository Agreement

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Dividends

23.1*	Consent of UHY LLP, independent registered public accounting firm.

23.2*	Consent of Hein & Associates LLP, independent registered public accounting firm.

23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture.

25.2**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture.

*	Filed herewith.
**	C&J will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities or preferred stock, (iii) any additional required opinion of counsel to C&J as to the legality of the securities offered hereby, (iv) any required opinion of counsel to C&J as to certain tax matters relative to securities offered hereby or (v) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee under the Senior Indenture or the Subordinated Indenture.